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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of PixTech, Inc. for the registration of 3,052,527 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the consolidated financial statements of PixTech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP

New York, New York
May 14, 1998